                [BAKER, DONELSON, BEARMAN & CALDWELL LETTERHEAD]


                                October 27, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: FIRST FUNDS (THE TRUST), COMPRISED OF U.S. GOVERNMENT MONEY MARKET PORTFOLIO; U.S. TREASURY MONEY MARKET PORTFOLIO; MUNICIPAL MONEY MARKET PORTFOLIO; CASH RESERVE PORTFOLIO; GROWTH AND INCOME PORTFOLIO (FORMERLY TOTAL RETURN EQUITY PORTFOLIO); BOND PORTFOLIO (FORMERLY TOTAL RETURN FIXED INCOME PORTFOLIO); CAPITAL APPRECIATION PORTFOLIO; INTERMEDIATE BOND PORTFOLIO AND TENNESSEE TAX-FREE PORTFOLIO (EACH, A PORTFOLIO)

     File Nos. 33-46374, 811-6589
     Post-Effective Amendment No. 22

Dear Sirs:

     We serve as counsel to the above-referenced Trust. In that capacity, we have reviewed the Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A which accompanies this letter ("Amendment"), including the covering letter thereto. The Amendment was prepared by ALPS Mutual Fund Services, Inc. ("ALPS"), the Trust's Administrator, and, as stated in the covering letter to the Amendment, is being filed pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933 (the "Securities Act") in accordance with the amendments to Form N-1A, effective June 1, 1998 and the Commission's "Plain English" rules, and to reflect the Commission's comments to the Trust's Post-Effective Amendment No. 20 filed pursuant to Rule 485(a) of the Securities Act on August 27, 1999. Pursuant to paragraph (b)(4) of Rule 485, we represent that, to the best of our knowledge based upon the statements of ALPS contained in the covering letter to the Amendment and our review of the Amendment, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Securities and Exchange Commission
October 27, 1999
Page 2



     Further, we consent to the use of our name in the Registration Statement and elsewhere as it may appear.


                                         Sincerely,


                                         /s/ BAKER, DONELSON, BEARMAN & CALDWELL
                                         BAKER, DONELSON, BEARMAN & CALDWELL

DMF/ms